Exhibit 99.13

EATON CORPORATION PLC

Offer to Redeem Outstanding Ordinary Shares of Eaton Corporation plc

In Exchange for the Issuance of Shares of Common Stock

of

MOBILITY (USA) CORPORATION

Pursuant to the Prospectus, dated [  ], 2027

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON [  ], 2027, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. EATON ORDINARY SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

To Our Clients:

Enclosed for your consideration are the prospectus dated [  ], 2027 (together with any amendments or supplements thereto, the “Prospectus”) and the related Letter of Transmittal and the Exchange and Transmittal Information Booklet (taken together, the “Letter of Transmittal”), including instructions therefor, for tendering Ordinary Shares of Eaton Corporation plc (“Eaton”), par value $0.01 per share (“Eaton Ordinary Shares”), which collectively constitute the offer by Eaton to redeem all or a portion of the outstanding Eaton Ordinary Shares that are validly tendered prior to the expiration of the exchange offer and not properly withdrawn, in exchange for the issuance of shares of common stock, par value $0.01 per share (“SpinCo common stock”), of Mobility (USA) Corporation, a Delaware corporation (“SpinCo”). Immediately following the consummation of the exchange offer, and if necessary, the Clean-Up Spin-Off (as defined in the Prospectus), 100% of the SpinCo common stock held by Eaton will be canceled and extinguished, Atlas Mobility Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of SpinCo (“Merger Sub”), will be merged with and into Dana Incorporated, a Delaware corporation (“Dana”) (such merger, the “Merger”), with Dana surviving the Merger as a direct wholly owned subsidiary of SpinCo and each outstanding share of Dana common stock, par value $0.01 per share (“Dana common stock”) being converted into the right to receive a number of fully paid and nonassessable shares of SpinCo common stock equal to the Merger Exchange Ratio and, immediately following the Merger as part of the same overall transaction, Dana will merge with and into a Delaware limited liability company that currently is, or prior to the Effective Time will be formed as, a direct wholly owned subsidiary of SpinCo (“Second Merger Sub”), with Second Merger Sub surviving as a direct wholly owned subsidiary of SpinCo (the “Second Merger” and, together with the Merger, the “Mergers”). The Merger Exchange Ratio is one, subject to adjustment as provided in the Merger Agreement. Prior to the distribution in connection with the Exchange Offer (and to the extent necessary, the Clean-Up Spin Off, Eaton will cause the total number of shares of SpinCo common stock outstanding to be set so that, immediately following the Merger, pre-Merger holders of SpinCo common stock (i.e., former Eaton shareholders) will hold 50.1%, and pre-Merger holders of Dana common stock will hold 49.9%, of the issued and outstanding shares of SpinCo common stock, in each case on a fully diluted basis. Capitalized terms used but not defined herein will have the meanings ascribed to them in the Prospectus.

We are the holder of record (directly or indirectly) of Eaton Ordinary Shares held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Eaton Ordinary Shares held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the Eaton Ordinary Shares held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus.

Your attention is directed to the following:

1. Eaton is offering to exchange all of the shares of SpinCo common stock intended to be issued as part of the exchange offer for Eaton Ordinary Shares that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer. For each $100 of Eaton Ordinary Shares accepted for exchange in the exchange offer, you will receive approximately $[  ] of shares of SpinCo common stock, subject to an upper limit of [  ] shares of SpinCo common stock per Eaton Ordinary Share. If the upper limit is in effect, then the exchange ratio will be fixed at that limit. See the section in the Prospectus entitled “Exchange Offer—Terms of This Exchange Offer—Upper Limit.” The exchange offer does not provide for a minimum exchange ratio. IF THE UPPER LIMIT IS IN EFFECT, AND UNLESS YOU PROPERLY WITHDRAW YOUR SHARES, YOU WILL RECEIVE LESS (AND YOU COULD RECEIVE MUCH LESS) THAN $[  ] OF SHARES OF SPINCO COMMON STOCK FOR EACH $100 OF EATON ORDINARY SHARES THAT YOU TENDER.

The value of Eaton Ordinary Shares and SpinCo common stock, respectively, will be determined by Eaton by reference to the simple arithmetic average of the daily volume-weighted average prices of Eaton Ordinary Shares and Dana common stock on the New York Stock Exchange on each of the Valuation Dates (as defined in the Prospectus), which are the last three full trading days ending on and including the second full trading day preceding the expiration date of the exchange offer, as it may be voluntarily extended.

2. Eaton’s obligation to exchange shares of SpinCo common stock for Eaton Ordinary Shares is subject to certain conditions, as described in the Prospectus, which you should review in detail. Eaton may waive any of the conditions to the exchange offer prior to its expiration as described in the Prospectus.

3. Eaton Ordinary Shares validly tendered pursuant to the exchange offer may be withdrawn at any time before the expiration of the exchange offer and, unless Eaton has previously accepted such shares for exchange pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once Eaton accepts Eaton Ordinary Shares for exchange pursuant to the exchange offer, your tender is irrevocable.

The exchange offer is made solely by means of the Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of Eaton Ordinary Shares in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented does not extend to you.

If you wish to have us tender any or all of your Eaton Ordinary Shares, please complete, sign, detach and return to us the instruction form on the reverse side of this letter hereof. An envelope to return your instruction form to us is enclosed. If you authorize tender of your Eaton Ordinary Shares, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the date of expiration of the exchange offer.

If the Exchange Offer is oversubscribed (i.e., if the number of Eaton Ordinary Shares validly tendered would result in more than the maximum number of shares of SpinCo common stock being exchanged), then the Eaton Ordinary Shares validly tendered and not properly withdrawn will generally be subject to proration, as described in the Prospectus under “Exchange Offer—Terms of This Exchange Offer—Proration; Tenders for Exchange by Holders of Fewer than 100 Eaton Ordinary Shares. Beneficial holders (other than for Eaton Ordinary Shares held under the Eaton 401(k) Savings Plans) of fewer than 100 Eaton Ordinary Shares (“odd lots”) who validly tender all of their Eaton Ordinary Shares will not be subject to proration. To elect this preference, you must complete the section entitled “Odd-Lot Shares” below. If, however, you hold fewer than 100 Eaton Ordinary Shares, but do not tender all of your Eaton Ordinary Shares, you will be subject to proration to the same extent as holders of more than 100 Eaton Ordinary Shares if the Exchange Offer is oversubscribed. Beneficial holders of 100 or more Eaton Ordinary Shares are not eligible for this preference and will be subject to proration. In addition, Eaton Ordinary Shares held under the Eaton 401(k) Savings Plans will be subject to proration.

The exchange offer and withdrawal rights will expire at one minute after 11:59 p.m., New York City time, on [  ], 2027, unless the exchange offer is extended or terminated.

Instruction Form with Respect to

EATON CORPORATION PLC

Offer to Redeem Outstanding Ordinary Shares of Eaton Corporation plc

In Exchange for the Issuance of Shares of Common Stock

of

MOBILITY (USA) CORPORATION

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated [  ], 2027 (the “Prospectus”) and the related Letter of Transmittal in connection with the offer by Eaton Corporation plc (“Eaton”) to redeem all or a portion of the outstanding Ordinary Shares, par value $0.01 per share, of Eaton (“Eaton Ordinary Shares”) that are validly tendered prior to the expiration of this Exchange Offer and not properly withdrawn, in exchange for the issuance of shares of common stock, par value $0.01 per share (“SpinCo common stock”), of Mobility (USA) Corporation, a Delaware corporation (“SpinCo”).

This instructs you to tender the number of Eaton Ordinary Shares indicated below (or if no number is indicated below, all Eaton Ordinary Shares held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.

Account Number:	SIGN HERE:

Eaton Ordinary Shares	Signature(s):

to be tendered:
Name(s):

ODD-LOT SHARES

☐

By checking this box, I represent that I own beneficially fewer than 100 Eaton Ordinary Shares (other than any Eaton Ordinary Shares held under the Eaton 401(k) Savings Plans) and am tendering all of my Eaton Ordinary Shares.

Dated:	Address (including Zip Code):

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number(s), as applicable:

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE DISTRIBUTION EXCHANGE AGENT, THE INFORMATION AGENT, SPINCO OR EATON.